                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): November 16, 1998

                        MARQUETTE MEDICAL SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)




         Wisconsin                      0-18724                  39-1046671
(State of Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)



8200 West Tower Avenue
Milwaukee, Wisconsin                                                53223
(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code: (414) 355-5000
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Item 5.   Other Events.
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          On November 16 and November 18, 1998, after consultation with General
Electric Company ("GE"), Marquette Medical Systems, Inc. ("Marquette") entered into amendments to the Retention Agreements dated as of October 15, 1998 (collectively, the "Retention Agreements") with each of Mary M. Kabacinski, Kevin Lindsey, Frederick A. Robertson and Louis P. Scafuri. The Retention Agreements are described in Marquette's proxy statement dated October 16, 1998 relating to the special meeting of Marquette shareholders being held to approve and adopt the Merger Agreement dated as of September 20, 1998 among GE, Emerald Merger Corp., a wholly-owned subsidiary of GE ("Sub"), and Marquette. In connection with the proposed merger of Sub with Marquette (the "Merger"), Marquette options held by the executives will become options to purchase GE common stock ("Substitute Options") following the Merger. The Retention Agreements provide, among other things, for the vesting of Substitute Options in certain circumstances following the Merger. As described below, the amendments to the Retention Agreements delay the vesting of Substitute Options that otherwise would have occurred pursuant to the Retention Agreements in these circumstances. Copies of these amendments are filed as exhibits to this Report.

          The amendments with Messrs. Robertson and Scafuri provide that if the executive remains continuously employed by Marquette or by a company or other entity or organization within GE's medical systems business on a full-time basis for two years (rather than one year as provided in the Retention Agreements) following the date on which the Merger is completed (the "Effective Time"), each Substitute Option held by the executive which is not then exercisable will become fully exercisable at that time. In addition, these amendments provide that if the employment of the executive is terminated without cause or due to death or disability after the Effective Time and prior to the first anniversary of the Effective Time or if the employment of the executive is terminated for any reason after the first anniversary of the Effective Time and prior to the second anniversary of the Effective Time, each Substitute Option will continue to become exercisable in accordance with its original vesting schedule and will become fully exercisable on the second anniversary of the Effective Time.

          The amendments with Ms. Kabacinski and Mr. Lindsey provide that if the employment of the executive is terminated without cause or due to death or disability after the Effective Time and prior to the first anniversary of the Effective Time, each Substitute Option held by the executive (instead of becoming fully exercisable upon such termination as provided in the Retention Agreements) will continue to become exercisable in accordance with its original vesting schedule and will become fully exercisable on the first anniversary of the Effective Time.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c)  Exhibits
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          99.1      Form of Amendment to Retention Agreement dated as of October
                    15, 1998 between Marquette Medical Systems, Inc. and each of Frederick A. Robertson and Louis P. Scafuri.

          99.2 Form of Amendment to Retention Agreement dated as of October 15, 1998 between Marquette Medical Systems, Inc. and each of Mary M. Kabacinski and Kevin Lindsey.

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                                   Signatures
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARQUETTE MEDICAL SYSTEMS, INC.


Date: November 19, 1998
                                    By: /s/ Frederick A. Robertson
                                        ____________________________
                                        Frederick A. Robertson
                                        Chief Executive Officer

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                                 EXHIBIT INDEX



       Exhibits
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          99.1      Form of Amendment to Retention Agreement dated as of October
                    15, 1998 between Marquette Medical Systems, Inc. and each of Frederick A. Robertson and Louis P. Scafuri.

          99.2 Form of Amendment to Retention Agreement dated as of October 15, 1998 between Marquette Medical Systems, Inc. and each of Mary M. Kabacinski and Kevin Lindsey.